EMPLOYMENT AND COMPENSATION AGREEMENT



         This EMPLOYMENT AND COMPENSATION AGREEMENT ("Agreement") is made as of the 1st day of July, 1996, by and between ALLSTATE FINANCIAL CORPORATION, a Virginia corporation having its principal place of business at 2700 South Quincy Street, Suite 540, Arlington, Virginia 22206 (the "Company"), and Lawrence M. Winkler of Arlington, Virginia (the "Employee"). The Company and the Employee in consideration of the mutual premises contained herein, mutually agree as follows:

         1. EMPLOYMENT. The Company employs the Employee and the Employee agrees to serve the Company as Secretary/Treasurer and Chief Financial Officer. The Employee shall devote the Employee's full business time and best efforts to the affairs of the Company, except as may otherwise be consented to by the Board of Directors. Employee shall perform such other duties commensurate with the Employee's position as may be specified from time to time by the President of the corporation or the Board of Directors.

          2. TERM. The term of this Agreement shall commence on the date set forth above, and shall end at the close of business on June 30, 1998, unless further extended or sooner terminated as hereinafter provided (the "Term").

          3. SALARY. During the Term, the Company shall pay to the Employee the Employee's salary at an annual rate of One Hundred Sixty Thousand Seven Hundred Fifty and 00/100 Dollars

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($160,750.00), which amount may be increased from time to time at the discretion of the Board of Directors of the Company.

          4. OTHER COMPENSATION. The Company shall provide the Employee with the following additional compensation: (i) Subject to meeting eligibility provisions, any and all general Employee benefit plans, including without limitation medical, health, life and disability insurance, pension and profit sharing plans, now or hereafter granted by the Company to the employees of the Company as a group, shall be granted to the Employee. If a disability insurance plan is not provided to all employees, the Company will provide a reasonable substitute for Employee. (ii) Employee shall be eligible to participate in any employee stock option plans and any performance based compensation plans
(whether cash, stock or otherwise) that may be adopted by the Company. (iii) Yearly bonuses to be paid to Employee at the discretion of the Board of Directors of the Company. (iv) Use of a Company-owned automobile and coverage under customary and appropriate Company-paid hazard, liability and other insurance (or receipt of an automobile allowance of equivalent value as reasonably determined by the Company).

          5. REIMBURSEMENT. Usual and normal monetary allowances for bona fide business expenses incurred by the Employee in


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connection  with the  performance of the Employee's  duties  hereunder  shall be reimbursed by the Company. Such allowances shall, without limitation, include expenses such as travel, entertainment, meals, hotels, telephone, telegraph, postage and such other normal and customary business expenses.

          6. VACATION. The Employee shall be entitled to four (4) weeks paid vacation per year during the term of employment hereunder. The dates of any vacation periods shall be arranged in order that such vacation days shall not materially hinder the normal functioning of the Company's business activities.

          7. TRADE SECRETS; NON-COMPETITION.

          (a) In the course of the Employee's employment, the Employee will have access to confidential records, data, pricing information, lists of customers and prospective customers, lists of vendors, books and promotional literature, leases and agreements, policies and similar material and information of the Company or used in the course of its business (hereinafter collectively referred to as "confidential information"). All such confidential information which the Employee shall use or come into contact with shall remain the sole property of the Company. The Employee will not, directly or indirectly, disclose or use any such confidential information, except as required in the course of such employment. The Employee shall not for a period of one (1) year following the end of the Term, disclose or use in any fashion any confidential information of the Company or any of its subsidiaries or affiliates, whether such confidential


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information is in the Employee's memory or embodied in writing or other physical form, PROVIDED, that the foregoing requirements shall not apply to any information (i) that (prior to disclosure by the Employee) has been disclosed by the Company or any third party or (ii) that Employee discloses (A) to any branch, agency or regulatory authority of any federal, state or local government to comply with any statute, regulation, rule, order or ordinance or (B) to any federal, state or local court, tribunal or other adjudicatory body in connection with any suit, claim or question arising before such court, tribunal or other adjudicatory body or otherwise.

          In the event of a breach or a threatened breach by the Employee of the provisions of this subparagraph (a), the Company shall be entitled to an injunction restraining the Employee from disclosing any of the aforementioned confidential information. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Employee.

          Subject to subparagraph (c) below, this provision shall survive the termination of this Agreement.

         (b) The Employee further agrees that, during the Term (or, if the Employee's employment is terminated prior to the end of the Term (whether by the Company or the Employee), during the period prior to such termination) and for a period of one (1) year thereafter, the Employee will not, except with the prior

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written  consent  of the  Board  of  Directors,  (i) be  employed  either  as an
employee,   consultant,   officer  or  director,  by  any  other  non-bank-owned
commercial finance company, (ii) solicit any business from or have any business dealings with, either directly or indirectly or through corporate or other entities or associates, any customer or client of the Company (or any subsidiary or affiliate of the Company), (iii) initiate any action, either directly or indirectly or through corporate or other entities or associates, that would reasonably be expected to encourage or to induce any employee of the Company or of any subsidiary or affiliate of the Company to leave the employ of the Company or of any such subsidiary or affiliate or (iv) solicit any business from or have any business dealings whatsoever with, either directly or indirectly or through corporate entities or associates, any brokers or referral sources that have within the preceding year referred transactions to the Company. The Employee specifically acknowledges the necessity for this subparagraph (b), given the nature of the Company's business. The Employee agrees that the Company shall be entitled to injunctive relief in the event of a breach of the provisions of this subparagraph (b), the legal remedies being inadequate to fully protect the Company. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach, including the recovery of damages from the Employee.

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         Subject to  subparagraph  (c) below,  this provision  shall survive the termination of this Agreement.

         (c) In the event of a Business Combination or Change of Control (as defined below) involving the Company (whether or not the Company's Board of Directors recommends such Business Combination or Change of Control for approval by the Company's shareholders), subparagraphs (a) and (b) of this Paragraph 7 shall, at the time such Business Combination or Change of Control is consummated, but only in the event Employee's employment is terminated in connection therewith under the terms of subparagraph 8(c) below, be null and void and of no further force or effect. For purposes of this Agreement, "Business Combination" shall mean (i) a merger, consolidation or any other business combination of the Company with any non-affiliated party, (ii) the disposition of all or substantially all of the securities, business or assets of the Company or (iii) a joint venture, reorganization or other transaction (or series of transactions) as a result of which all or substantially all of the business or assets of the Company are transferred, with or without a Change of Control, or any other similar corporate combination or transaction (or series of related transactions). For purposes of this Agreement, a "Change of Control" shall mean a transaction (or series of transactions) or other event (or series of events) that results in the acquisition of a controlling interest in the Company by a person or entity (or group of persons and/or entities) that did not have a controlling

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interest in AFC prior to such  transaction (or series of  transactions) or event
(or series of events). As used in the preceding sentence, the term "controlling interest" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided that, in any event, any person or entity (or group of persons and/or entities) which beneficially acquires, directly or indirectly, 25% or more (in number of votes) of the securities having ordinary voting power for the election of directors of the Company shall be conclusively presumed to have a controlling interest in the Company. This provision shall be construed so that if a Business Combination or Change of Control (as defined herein) occurs on more than one occasion, the terms and provisions of this Agreement shall apply to the most recent Business Combination or Change in Control.

          8. PAYMENTS UPON TERMINATION. The Company shall pay to the Employee upon termination of employment during the Term, as follows:

         (a) If the Employee's employment is terminated by death, the Company shall continue to pay and provide to the estate of the Employee for a period equal to the lesser of (i) one year and (ii) the remainder of the Term (but not less than six months) the Employee's then applicable base salary pursuant to the provisions of Paragraph 3 for such period, in bi-monthly installments.


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         In addition,  the Company, as soon as reasonably possible, but not past the end of the fiscal year of the death of the Employee, shall also pay to the estate of the Employee (on a pro rata basis up to the date of the Employee's death) compensation otherwise due and unpaid to the Employee as of the date of, or in connection with, the Employee's death, pursuant and subject to the provisions of subparagraphs 4(i), 4(ii) and 4(iii) herein.

         (b) In the event the Employee's employment is terminated because of permanent disability (as defined below), for a period equal to the lesser of (i) one year and (ii) the remainder of the Term (but not less than six months), the Company shall continue to pay and provide to the Employee the Employee's then applicable salary for such period in bi-monthly installments, pursuant to the provisions of Paragraph 3 herein, and benefits for such period as if the Employee were still employed to be paid not later than the last day of such period under subparagraphs 4(i), 4(ii) and 4(iii) herein. As used herein, the Employee shall be deemed to be permanently disabled in the event that the Employee has not been able (due to mental or physical illness or incapacity) to render services required by this Agreement for a period of ninety (90) consecutive days.

         Any salary payments to be made by the Company under the provisions of this subparagraph (b) are to be offset by payments, if any, made to the Employee under any disability insurance plan maintained by the Company.


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         Payments  of  compensation  to  the  Employee  as  set  forth  in  this subparagraph (b) shall be made by the Company to the Employee only if the Employee is not otherwise subject to termination for Cause (defined below).

         (c) In the event that (i) the employment of the Employee is terminated by the Company other than under the provisions as set forth in Paragraph 8(a) or
(b) herein or (ii) following a Business Combination or Change of Control, (A) the Employee is not offered a position with the Company that involves duties, responsibilities, powers and functions comparable to those enjoyed by the Employee immediately prior to such Business Combination or Change of Control at an annual rate of compensation at least equal to that annual rate paid to the Employee immediately prior to such Business Combination or Change of Control and
(B) the Employee's employment is terminated prior to the end of the Term (whether by the Employee or the Company), then the Company shall pay to the Employee in addition to any other amounts otherwise payable to the Employee as of the date of, or in connection with, such termination, on the date of such termination a lump sum payment equal to the Employee's base salary (on a pro rata basis) for the lesser of (i) one year and (ii) the remainder of the Term (but not less than six months). In addition, for a period equal to the lesser of
(i) one year and (ii) the remainder of the Term (but not less than six months), the Company shall provide to the Employee benefits for such period as if the Employee were still employed to be paid not


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later  than the last day of such  period  under  subparagraphs  4(i),  4(ii) and
4(iii) hereof.

         Notwithstanding anything else contained in this subparagraph (c), no compensation shall be payable under this subparagraph (c) or subparagraph (b) if the Employee's employment was or is terminated for Cause (as defined below). As used herein, the term "Cause" shall mean (i) the Employee's conviction of (or entry of a plea of nolo contendre with respect to) a felony or other crime involving moral turpitude or (ii) a willful, substantial and continual failure by the Employee in breach of this Agreement to perform the duties, responsibilities or obligations assigned to the Employee pursuant to the terms hereof and the failure to cure such breach within 15 days following written notice from the Company containing specific findings by the Board of Directors of the Company detailing such failures.

         9. VALIDITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         10. AMENDMENT AND WAIVER. This Agreement constitutes the entire agreement between the parties as to employment by the Company of the Employee and may not be changed orally but only by a written document signed by both parties.

         No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this


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Agreement  to be  performed  by such other party shall be deemed a waiver of any other breach by such party at that time or any other time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

         11. ARBITRATION. Any dispute whatsoever relating to the interpretation, validity, or performance of this Agreement and any other dispute arising out of this Agreement which cannot be resolved by the parties to such a dispute shall, upon thirty (30) days written notice by either party, be settled upon application of any such party by arbitration in Arlington County, Virginia, in accordance with the rules then prevailing of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. The cost of any arbitration proceedings under this paragraph shall be shared equally by the parties to such a dispute.

          12. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia (without regard to conflicts of law principles).

          13. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns and shall become effective upon execution by the Company.


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         14. NOTICE. All notices, and other communications made pursuant to this
Agreement shall be made in writing and shall be deemed to have been given if delivered personally or mailed, postage prepaid, to the applicable party hereto at the applicable address first above written, or in either case, to such other address as the Company or Employee shall have specified by written notice to the other party.

          15. PARAGRAPH HEADINGS. All paragraph headings are included herein for convenience and are not intended to affect in any way the meaning or interpretation of this Agreement.

          16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         17. PRIOR AGREEMENT(S) SUPERSEDED. In the event that the Employee has heretofore entered into an employment agreement with the Company, then this Agreement hereby revokes, replaces and supersedes the prior employment agreement between the Company and the Employee.


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         IN WITNESS  WHEREOF,  the parties have  executed  this  agreement,  the
Company acting herein by its duly authorized officer, the day and year first above written.



                                                     COMPANY:

                                 ALLSTATE FINANCIAL CORPORATION


                                 By:_________________________
                                    Craig Fishman, President


                                 EMPLOYEE:


                                 _______________________________
                                 Lawrence M. Winkler



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